EXHIBIT 10.2

FOURTH AMENDMENT TO THE

GENTIVA HEALTH SERVICES, INC.

2005 NONQUALIFIED RETIREMENT PLAN

WHEREAS, Gentiva Health Services, Inc. (the “Company”) maintains the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan (the “Plan”); and

WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

WHEREAS, the Benefits Committee wishes to amend the Plan (i) to eliminate the provision that credits each employee with forty-five (45) hours of service for each week the employee would be credited with at least one (1) hour of service under the Department of Labor regulations, and (ii) to provide that, if an individual becomes an employee due to the acquisition by the Company or an affiliated company of substantially all of the assets or stock of such person’s previous employer, the individual’s service with the previous employer will be treated as service with the Company for purposes of determining the individual’s hours of service under the Plan (see the First amendment below);

NOW THEREFORE, the Plan is amended as follows:

FIRST

Section 2.20(c) is hereby amended in its entirety to read as follows:

(c) If a person becomes an Employee due to the acquisition by the Company or an Affiliate of substantially all of the assets or stock of such person’s previous employer, or because a substantial group of employees of another employer has become Employees, then such person’s service with such previous employer shall be treated as if it were service with the Company in determining such person’s Hours of Service.

SECOND

The effective date of this Fourth Amendment shall be January 1, 2010.

IN WITNESS WHEREOF, the Benefits Committee hereby adopts this Fourth Amendment to the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan.

BENEFITS COMMITTEE

/s/ Eugenia Spencer
Eugenia Spencer

/s/ Douglas Dahlgard
Doug Dahlgard

/s/ John Karr
John Karr

/s/ Kevin Marrazzo
Kevin Marrazzo

/s/ John R. Potapchuk
John R. Potapchuk

Dated: As of March 31, 2010

2